UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021 (September 15, 2021)

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2021 (the “Closing Date”), LendingTree, Inc. (the “Company”), entered into a new credit agreement (the “Credit Agreement”), consisting of a $200.0 million revolving credit facility (the “Revolving Facility”), which matures on September 15, 2026, and a $250.0 million delayed draw term loan facility (the “Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), which matures on September 15, 2028 to the extent the loans thereunder will be drawn. The delayed draw commitments under the Term Loan Facility will be available until June 1, 2022. The proceeds of the Revolving Facility can be used to finance working capital, for general corporate purposes and any other purpose not prohibited by the Credit Agreement. The proceeds of the Term Loan Facility can be used to settle the Company’s convertible notes due 2022, including related fees, costs and expenses, and up to $80.0 million may be used for general corporate purposes and any other purposes not prohibited by the Credit Agreement. As of September 15, 2021, the Company has no borrowings outstanding under the Credit Facility.

The full amount of the Revolving Facility will be available on a same-day basis, with respect to base rate loans and upon advance notice with respect to LIBO rate loans, subject to customary terms and conditions. Additionally, up to $20.0 million of the Revolving Facility will be available for the issuance of letters of credit. Under certain conditions, the Company will be permitted to add one or more term loans and/or increase revolving or term loan commitments under the Credit Facility by an amount set at the greater of $116.0 million and 100% of consolidated EBITDA (subject to adjustments for certain prepayments), plus an unlimited amount provided that the first lien net leverage ratio does not exceed 3.00 to 1.00.

The Company’s borrowings under the Credit Facility bear interest at annual rates that, at the Company’s option, will be either:

•	a base rate generally defined as the sum of (i) the greater of (a) the prime rate of Truist Bank, (b) the federal funds effective rate plus 0.5% and (c) the LIBO rate (defined below) on a daily basis applicable for an interest period of one month plus 1.0% and (ii) an applicable percentage of 1.25% to 1.75% for loans under the Revolving Facility and 2.75% to 3.00% for loans under the Term Loan Facility, in each case, based on a first lien net leverage ratio; or

•	a LIBO rate generally defined as the sum of (i) the rate for Eurodollar dollar deposits for the applicable interest period and (ii) an applicable percentage of 2.25% to 2.75% for loans under the Revolving Facility and 3.75% to 4.00% for loans under the Term Loan Facility, in each case, based on a first lien net leverage ratio.

Interest on the Company’s borrowings is payable quarterly in arrears for base rate loans and on the last day of each interest rate period (but not less often than three months) for LIBO rate loans.

The Credit Facility contains a restrictive financial covenant, which is set at a first lien net leverage ratio of 2.50 to 1.00, except that this may increase by 0.50:1.00 for the four fiscal quarters following a material acquisition. The financial covenant will be tested only if the loans and certain other obligations under the Revolving Facility exceed $20.0 million as of the last date of any fiscal quarter (starting with the fiscal quarter ending on December 31, 2021). In addition, the Credit Facility contains customary mandatory prepayment events, affirmative and negative covenants and events of default for a transaction of this type. The covenants, among other things, restrict additional indebtedness, liens, mergers or certain fundamental changes, asset dispositions, dividends and other restricted payments, transactions with affiliates, loans and investments and other matters customarily restricted in credit agreements of this type. The Company is required to make mandatory prepayments of the outstanding principal amount of loans under the Term Loan Facility with the net cash proceeds from certain disposition of assets and the receipt of insurance proceeds upon certain casualty and condemnation events, in each case, to the extent not reinvested within a specified time period, from excess cash flow beyond stated threshold amounts, and from the incurrence of certain indebtedness. The Company has the right to prepay its term loans under the Credit Agreement, in whole or in part, at any time without premium or penalty, subject to certain limitations and a 1.0% soft call premium applicable during the first six months following the Closing Date.

The Credit Facility requires the Company and certain of its subsidiaries to pledge as collateral, subject to certain customary exclusions, substantially all of their assets, including 100% of the equity in certain domestic subsidiaries and 65% of the voting equity, and 100% of the non-voting equity, in certain foreign subsidiaries. The obligations under the Credit Facility are unconditionally guaranteed on a senior basis by the Company’s material domestic subsidiaries, which guaranties are secured by the collateral.

With respect to the Revolving Facility, the Company is required to pay an unused commitment fee quarterly in arrears on the difference between committed amounts and amounts actually borrowed under the Revolving Facility equal to an applicable percentage of 0.25% to 0.50% per annum based on a first lien net leverage ratio. The Company is required to pay a letter of credit participation fee and a letter of credit fronting fee quarterly in arrears. The letter of credit participation fee is based upon the aggregate face amount of outstanding letters of credit at an applicable percentage of 2.25% to 2.75% based on a first lien net leverage ratio. The letter of credit fronting fee is 0.125% per annum on the face amount of each letter of credit.

With respect to the Term Loan Facility, the Company is required to pay an unused commitment fee quarterly in arrears on the difference between committed amounts and amounts actually borrowed under the Term Loan Facility equal to an applicable LIBO rate plus an applicable percentage of 3.75% to 4.00% per annum based on a first lien net leverage ratio.

The summary above is qualified in its entirety by the terms of the Credit Agreement, which is filed herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Credit Agreement, dated as of September 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021

LENDINGTREE, INC.

	By:	/s/ Trent Ziegler
Trent Ziegler
Chief Financial Officer